EXHIBIT 10.42
LOAN AND SECURITY AGREEMENT
This LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of May 7, 2013 (the “Effective Date”) is between SILICON VALLEY BANK, a California corporation (“Bank”), and ALIMERA SCIENCES LIMITED, a company registered under the laws of England and Wales under company number 08018355 and having its registered office at Garrick House, 26-27 Southampton Street, London, United Kingdom, WC2E 7RS (“Borrower”), and provides the terms on which Bank shall lend to Borrower, and Borrower shall repay Bank. The parties agree as follows:
1    ACCOUNTING AND OTHER TERMS
Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP; provided that if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Bank shall so request, Borrower and Bank shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, further, that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower shall provide Bank Financial Statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13 of this Agreement. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code to the extent such terms are defined therein.
2    LOAN AND TERMS OF PAYMENT
2.1    Promise to Pay. Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon together with any fees and Finance Charges as and when due in accordance with this Agreement.
2.1.1    Financing of Accounts
(a)    Availability. Subject to the terms of this Agreement, Borrower may request that Bank finance specific Eligible Accounts. Bank may, in its good faith business discretion, finance such Eligible Accounts by extending credit to Borrower in an amount equal to the result of the Advance Rate multiplied by the face amount of the Eligible Account (the “Advance”). Bank may, in its sole discretion, change the percentage of the Advance Rate for a particular Eligible Account on a case by case basis. When Bank makes an Advance, the Eligible Account becomes a “Financed Receivable”.
(b)    Maximum Advances. The aggregate face amount of all Financed Receivables outstanding at any time may not exceed the Facility Amount. In addition and notwithstanding the foregoing, the aggregate amount of Advances outstanding at any time may not exceed the Maximum Availability Amount.
(c)    Borrowing Procedure. Borrower will deliver an Invoice Transmittal for each Advance it requests. Bank may rely on information set forth in or provided with the Invoice Transmittal. In addition, upon Bank’s request, Borrower shall deliver to Bank any contracts, purchase orders, shipping documents or other underlying supporting documentation with respect to such Eligible Account.
(d)    Credit Quality; Confirmations. Bank may, at its option, conduct a credit check of the Account Debtor for each Account requested by Borrower for financing hereunder to approve any such Account Debtor’s credit before agreeing to finance such Account. Bank may also verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts (including confirmations of Borrower’s representations in Section

5.3 of this Agreement) by means of mail, email, telephone or otherwise, either in the name of Borrower or Bank from time to time in its sole discretion.
(e)    Accounts Notification/Collection. Bank may notify any Account Debtor of Bank’s Liens in the Borrower’s Accounts and verify and/or collect them.
(f)    Early Termination. This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective three (3) Business Days after written notice of termination is given to Bank; or (ii) by Bank at any time after the occurrence of an Event of Default, without notice, effective immediately. If this Agreement is terminated (A) by Bank in accordance with clause (ii) in the foregoing sentence, or (B) by Borrower for any reason, Borrower shall pay to Bank a non-refundable termination fee in an amount equal to One Hundred Twelve Thousand Five Hundred Dollars ($112,500.00) (the “Early Termination Fee”). The Early Termination Fee shall be due and payable on the effective date of such termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations, provided that any applicable Early Termination Fee shall be reduced by fifty percent (50.0%) in the event that the termination occurs as a condition precedent to, in connection with or immediately following the closing of the acquisition of Borrower by a non-affiliated third party, provided that no Event of Default has occurred and is continuing. Notwithstanding the foregoing, Bank agrees to waive the Early Termination Fee if Bank closes on the refinance and re-documentation of this Agreement under another division of Bank (in its sole and exclusive discretion) prior to the Maturity Date.
(g)    Maturity. All Obligations outstanding hereunder with respect to Advances shall be immediately due and payable in full on the Maturity Date or earlier termination of this Agreement.
2.1.2    Term Loan
(a)    Availability. Subject to the terms and conditions of this Agreement, upon Borrower’s request, Bank shall make a one-time term loan advance available to Borrower in the amount of Five Million Dollars ($5,000,000.00) on the Effective Date (the “Term Loan”). Borrower shall use the proceeds of the Term Loan to pay in full all obligations and liabilities of Parent to MidCap Funding III, LLC and Bank in connection with the Co-Lender Loan Agreement. Borrower hereby authorizes Bank to (i) apply proceeds of the Term Loan internally, without actually providing funds to Borrower, in an amount necessary to satisfy the full amount of Parent’s liabilities and obligations to Bank in connection with the Co-Lender Loan Agreement and (ii) pay proceeds of the Term Loan directly to MidCap Funding III, LLC in an amount necessary to satisfy the full amount of Parent’s liabilities and obligations to MidCap Funding III, LLC in connection with the Co-Lender Loan Agreement. After repayment, the Term Loan (or any portion thereof) may not be re-borrowed.
(b)    Interest Period. Commencing on the first Payment Date of the month following the month in which the Funding Date of the Term Loan occurs and continuing on the Payment Date of each month thereafter, Borrower shall make monthly payments of interest, in arrears, on the principal amount of the Term Loan at the rate set forth in Section 2.1.2(f)(i).
(c)    Repayment. Commencing on the Term Loan Amortization Date, and continuing on each Payment Date thereafter, Borrower shall repay the Term Loan in (i) thirty-six (36) equal monthly installments of principal, plus (ii) monthly payments of accrued interest at the rate set forth in Section 2.1.2(f)(i). All outstanding principal and accrued and unpaid interest under the Term Loan, and all other outstanding Obligations with respect to the Term Loan, are due and payable in full on the Term Loan Maturity Date.
(d)    Permitted Prepayment. Borrower shall have the option to prepay all, but not less than all, of the Term Loan, provided Borrower (i) delivers written notice to Bank of its election to prepay the Term Loan at least five (5) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal and accrued and unpaid interest with respect to the Term Loan, (B) the Prepayment Premium and (C) all other sums, if any, that shall have become due and payable with respect to the Term Loan, including interest at the Default Rate with respect to any past due amounts.

(e)    Mandatory Prepayment Upon an Acceleration. If the Term Loan is accelerated by Bank following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal and accrued and unpaid interest with respect to the Term Loan, (ii) the Prepayment Premium and (iii) all other sums, if any, that shall have become due and payable with respect to the Term Loan, including interest at the Default Rate with respect to any past due amounts.
(f)    Interest.
(i)    Interest Rate. Subject to Section 2.1.2(f)(ii), the principal amount outstanding under the Term Loan shall accrue interest at a fixed per annum rate equal to seven and one-half of one percent (7.50%), which interest shall be payable monthly in accordance with Section 2.1.2(f)(iv) below.
(ii)    Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations in connection with the Term Loan shall bear interest at the Default Rate. Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.1.2(f)(ii) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.
(iii)    Computation; 360-Day Year. In computing interest with respect to the Term Loan, the date of the making of the Term Loan shall be included and the date of payment shall be excluded; provided, however, that if the Term Loan is repaid on the same day on which it is made, such day shall be included in computing interest on the Term Loan. Interest with respect to the Term Loans shall be computed on the basis of a 360-day year for the actual number of days elapsed.
(iv)    Interest Payment Date. Unless otherwise provided, interest with respect to the Term Loan is payable monthly on the Payment Date.
(g)    Borrowing Procedure. Subject to the prior satisfaction of all other applicable conditions to the making of the Term Loan set forth in this Agreement, to obtain the Term Loan, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Eastern time one (1) Business Day prior to the requested Funding Date of the Term Loan. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Bank shall credit the Term Loan to a deposit account of Borrower maintained with Bank. Bank may make the Term Loan under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Term Loan is necessary to meet Obligations which have become due.
(h)    Application of Payments. All payments to be made by Borrower under any Loan Document in respect of the Term Loan shall be made in immediately available funds in Dollars, without setoff or counterclaim, before 3:00 p.m. Eastern time on the date when due. Payments of principal and/or interest received after 3:00 p.m. Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.
(i)    Maturity. All Obligations outstanding hereunder with respect to the Term Loan shall be immediately due and payable in full on the Term Loan Maturity Date or earlier termination of this Agreement.

2.2    Collections, Finance Charges, Remittances and Fees. The Obligations shall be subject to the following fees and Finance Charges. Unpaid fees and Finance Charges may, in Bank’s discretion, accrue interest at the then highest rate applicable to the Obligations.
2.3    Collections. Subject to Section 2.9 of this Agreement, Collections will be credited to the outstanding gross face amount of such Financed Receivable, but if there is an Event of Default, Bank may apply Collections to the Obligations in any order it chooses. If Bank receives a payment for both a Financed Receivable and a non-Financed Receivable, the funds will first be applied to the Financed Receivable and, if there is no Event of Default then existing, the excess will be remitted to Borrower, subject to Section 2.9 of this Agreement.
2.4    Loan Fees.
(a)    A fully earned, non-refundable facility fee in connection with the credit facility described in Section 2.1.1 of this Agreement in the amount of One Hundred Thousand Dollars ($100,000.00) is due upon the Effective Date (the “Working Capital Facility Fee”).
(b)    A fully earned, non-refundable facility fee in connection with the credit facility described in Section 2.1.2 of this Agreement in the amount of Twenty Five Thousand Dollars ($25,000.00) is due upon the Effective Date (the “Term Loan Facility Fee” and, collectively with the Working Capital Facility Fee, the “Loan Fees”).
2.5    Finance Charges. In computing Finance Charges on the Obligations under this Agreement, all Collections received by Bank shall be deemed applied by Bank on account of the Obligations three (3) Business Days after receipt of the Collections. Borrower will pay a finance charge (the “Finance Charge”) on the Financed Receivable Balance which is equal to the Applicable Rate divided by 360 multiplied by the number of days each such Financed Receivable is outstanding multiplied by the outstanding Financed Receivable Balance. The Finance Charge is payable when the Advance made based on such Financed Receivable is due and payable in accordance with Section 2.11 of this Agreement. Immediately upon the occurrence of an Event of Default, the Applicable Rate will increase to the Default Rate.
2.6    Unused Line Fee. Borrower shall pay to Bank a fee (the “Unused Line Fee”), payable monthly on the first (1st) calendar day of each month, in arrears, on a calendar year basis, in an amount equal to one-quarter of one percent (0.25%) per annum of the average unused portion of the Maximum Availability Amount. The unused portion of the Maximum Availability Amount, for purposes of this calculation, shall equal the difference between (a) the Maximum Availability Amount and (b) the average for the period of the daily closing balance of the Advances outstanding. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Line Fee previously earned by Bank pursuant to this Section 2.6 notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make Credit Extensions hereunder.
2.7    Accounting. After each Reconciliation Period, Bank will provide Borrower with an accounting of the transactions for that Reconciliation Period, including the amount of all Financed Receivables, all Collections, Adjustments, Finance Charges, Unused Line Fees and the Loan Fees. If Borrower does not object to the accounting in writing within thirty (30) days it shall be considered accurate. All Finance Charges and other interest and fees are calculated on the basis of a 360 day year and actual days elapsed.
2.8    Deductions. Bank may deduct fees, Bank Expenses, interest, Finance Charges, Unused Line Fees, the Loan Fees, Advances which become due pursuant to Section 2.11 of this Agreement, and other amounts due pursuant to this Agreement from any Credit Extensions made or Collections received by Bank.
2.9    Blocked Account; Account Collection Services
(a)    Borrower shall direct each Account Debtor (and each depository institution where proceeds of Accounts are on deposit) to remit or wire transfer all payments with respect to the Accounts (and all proceeds thereof) to a blocked account in the name of Bank established with Royal Bank of Scotland plc or such other designated blocked account(s) as Bank may stipulate from time to time (collectively, the “Blocked Account”). It will be considered an immediate Event of Default if the Blocked Account is not established and operational on the Effective Date and at all times thereafter.
(b)    Borrower shall at all times get in and realize and pay into the Blocked Account all monies which Borrower may receive in respect of its Accounts.
(c)     Notwithstanding any terms in this Agreement to the contrary, Bank shall have absolute discretion as to the sums (if any) it permits Borrower, on a case-by-case basis, to withdraw from the Blocked Account (and Borrower shall not draw money from the Blocked Account except to the extent permitted in writing by Bank), and Bank shall have no obligation to turn over to Borrower any sums in the Blocked Account, and Bank may apply any amounts in respect of Accounts to repay the Advances and the Finance Charges, Unused Line Fees, Bank Expenses and other amounts due to Bank. Borrower shall not at any time without the prior written consent of Bank deal with its Accounts (or the proceeds of its Accounts) in any manner other than by getting in the same and paying them into the Blocked Account. Without prejudice to the generality of the foregoing, Borrower shall not at any such time factor or discount any of such Accounts or their proceeds or enter into any agreement for such factoring or discounting and shall not, without the prior written consent of Bank, release, exchange, compound, set off, grant time or indulgence in respect of, or in any other manner deal with all or any of such Accounts or their proceeds.
(d)    This Section 2.9 does not impose any affirmative duty on Bank to perform any act. All Accounts and the proceeds thereof are Collateral, and (without prejudice to Bank’s rights under Section 2.9(c) in relation to the Blocked Account) if an Event of Default occurs, Bank may, without notice, apply the proceeds of such Accounts to the Obligations.
2.10    Bank Expenses. Borrower shall pay all Bank Expenses (including reasonable attorneys’ fees and expenses, plus expenses, for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.
2.11    Repayment of Obligations; Adjustments
2.11.1    Repayment. Borrower will repay each Advance on the earliest of: (a) the date on which payment is received of the Financed Receivable with respect to which the Advance was made, (b) the date on which the Financed Receivable is no longer an Eligible Account, (c) the date on which any Adjustment is asserted to the Financed Receivable (but only to the extent of the Adjustment if the Financed Receivable otherwise remains an Eligible Account), (d) the date on which there is a breach of any representation or warranty in Section 5.3 of this Agreement or of any covenant in the Loan Documents, or (e) the Maturity Date (including any early termination). Each payment will also include all accrued Finance Charges with respect to such Advance and all other amounts then due and payable hereunder.
2.11.2    Repayment on Event of Default. When there is an Event of Default, Borrower will, if Bank demands (or, upon the occurrence of an Event of Default under Section 8.5 or Section 8.6 of this Agreement, immediately without notice or demand from Bank) repay all of the Obligations. The demand may, at Bank’s option, include all Credit Extensions then outstanding, and all accrued interest, Finance Charges, the Early Termination Fee (but only if due pursuant to Section 2.1.1(f) of this Agreement), Unused Line Fees, the Prepayment Premium, the Loan Fees, attorneys’ and professional fees, court costs and expenses, Bank Expenses and any other Obligations.
2.11.3    Debit of Accounts. Bank may debit any of Borrower’s deposit accounts for payments or any amounts Borrower owes Bank hereunder. Bank shall promptly notify Borrower when it debits Borrower’s accounts, other than for payments of principal, interest, Finance Charges or Unused Line Fees. These debits shall not constitute a set-off.
2.12    Power of Attorney. Borrower irrevocably appoints Bank and its successors and assigns as attorney-in-fact and authorizes Bank and its successor and assigns, to: (a) following the occurrence and during the continuance of an Event of Default, (i) sell, assign, transfer, pledge, compromise, or discharge all or any part of the Financed Receivables; (ii) demand, collect, sue, and give releases to any Account Debtor for monies due and compromise, prosecute, or defend any action, claim, case or proceeding about the Financed Receivables, including filing a claim or voting a claim in any bankruptcy case in Bank’s or Borrower’s name, as Bank chooses; and (iii) prepare, file and sign Borrower’s name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics’ lien or similar document; and (b) regardless of whether an Event of Default has occurred and is continuing, (i) notify all Account Debtors to pay Bank directly; (ii) receive and open mail addressed to Borrower in connection with Bank’s maintenance and/or operation of the Blocked Account; (iii) endorse Borrower’s name on checks or other instruments (to the extent necessary to pay amounts owed pursuant to any of the Loan Documents); and (iv) execute on Borrower’s behalf any instruments, documents, financing statements to perfect Bank’s interests in the Financed Receivables and Collateral and do all acts and things necessary or prudent, as reasonably determined by Bank, to protect or preserve, Bank’s rights and remedies under the Loan Documents, as directed by Bank.
3    CONDITIONS OF LOANS
3.1    Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:
(a)    establishment of the Blocked Account, and evidence that Borrower has directed its Account Debtors to remit all payments with respect to the Accounts to the Blocked Account;
(b)    the Loan Documents;
(c)    Second Loan Modification Agreement with respect to that certain Loan and Security Agreement (Working Capital Line of Credit) between Bank and Parent dated as of October 14, 2010;

(d)    Amendment No.1 to Warrant to Purchase Stock with respect to Parent, together with a capitalization table of Parent and copies of Parent’s equity documents;
(e)    written consent of MidCap Funding III, LLC with respect to the Loan Documents and the making of Credit Extensions;
(f)    the SVB Control Agreement and any other Control Agreement(s) required by Bank for Parent;
(g)    a certificate of the secretary of Borrower with respect to Borrower’s certificate of incorporation, memorandum and articles of association, register of charges, specimen signatures and board minutes authorizing the execution and delivery of this Agreement, the Debenture and any other Loan Documents to which it is a party;
(h)    Parent’s Operating Documents and a long form good standing certificate of Parent certified by the Secretary of State of the State of Delaware as of a date no earlier than thirty (30) days prior to the Effective Date;
(i)    a certificate of the secretary of Parent with respect to Parent’s Operating Documents, incumbency, specimen signatures and resolutions authorizing the execution and delivery of the Parent Guaranty, the Parent Security Agreement and the other Loan Documents to which it is a party;
(j)    a copy of (i) the partnership agreement, as amended, of AS C.V. and (ii) the Deed of Incorporation and Articles of Association of Alimera Sciences B.V.;
(k)    a certificate of the managers/members of Alimera Sciences (DE), LLC with respect to its Operating Documents, incumbency, specimen signatures and resolutions authorizing the execution and delivery of the Deed of Disclosed Pledge of Receivables and the other Loan Documents to which it is a party as general partner of AS C.V.;

(l)    Alimera Sciences (DE), LLC’s Operating Documents and a long form good standing certificate of Alimera Sciences (DE), LLC certified by the Secretary of State of the State of Delaware as of a date no earlier than thirty (30) days prior to the Effective Date;
(m)    the completed and executed Borrowing Resolutions for Borrower;
(n)    the fully-executed Deed of Disclosed Pledge of Receivables (together with copies of all notices required to be sent under the Deed of Disclosed Pledge of Receivables executed by AS C.V. and Alimera Sciences B.V., duly acknowledged);
(o)    a payoff letter from MidCap Funding III, LLC;
(p)    evidence that (i) the Liens securing Indebtedness owed by Parent to MidCap Funding III, LLC will be terminated and (ii) the documents and/or filings evidencing such Liens, including without limitation any financing statements (including, without limitation, that certain UCC financing statement no. 20103579426), filings with the U.S. Patent and Trademark Office and the U.S. Copyright Office, intellectual property security agreements and control agreements, have or will, concurrently with the Term Loan, be terminated.
(q)    certified copies, dated as of a recent date, of financing statement and other lien filing searches and UK Companies Registry searches, as Bank shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements or other filings either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;
(r)    the Perfection Certificates of Borrower, Parent, AS C.V., and Alimera Sciences B.V. together with the duly executed original signatures thereto;
(s)    intentionally omitted;
(t)    intentionally omitted;
(u)    a legal opinion of Bank’s UK counsel in respect of Borrower (authority/enforceability), in form and substance acceptable to Bank;
(v)    a legal opinion of Parent’s counsel in respect of Parent (as to authority), in form and substance acceptable to Bank;
(w)    intentionally omitted;
(x)    intentionally omitted;
(y)    the Parent IP Agreement, together with the completed exhibits thereto;
(z)    payment of the fees and Bank Expenses then due as specified in Section 2.10 of this Agreement; and
(aa)    Certificates of Good Standing/Foreign Qualification (Georgia, and others, as applicable) for Parent.
3.2    Conditions Precedent to all Credit Extensions. Bank’s agreement to make each Credit Extension, including the initial Credit Extension, is subject to the following:

(a)    receipt of (i) with respect to requests for Advances, the Invoice Transmittal and the documents required by Section 2.1.1(c) of this Agreement, and (ii) with respect to the request for the Term Loan, an executed Payment/Advance Form;
(b)    Bank shall have (at its option) conducted the confirmations and verifications as described in Section 2.1.1(d) of this Agreement;
(c)    each of the representations and warranties in Section 5.3 of this Agreement shall be true, accurate, and complete on the date of the Invoice Transmittal and/or the Payment/Advance Form, as applicable, and on the effective date of each Credit Extension and no Event of Default shall have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5.3 of this Agreement remain true, accurate, and complete; and
(d)    each of the representations and warranties in Section 5 of this Agreement (other than those in Section 5.3) shall be true in all material respects on the date of the Invoice Transmittal and/or the Payment/Advance Form, as applicable, and on the effective date of each Advance and no Event of Default shall have occurred and be continuing, or result from the Advance. Each Advance is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 of this Agreement (other than those in Section 5.3) remain true in all material respects.
3.3    Covenant to Deliver. Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Bank’s sole discretion.
3.4    Suspension of Credit Extensions. Borrower’s ability to request that Bank make Credit Extensions hereunder will terminate if, in Bank’s sole discretion, there has been a material adverse change in the business or results of operation of the Consolidated Group, taken as a whole, or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank (it being acknowledged by Bank that, with respect to any business plan presented to and accepted by Bank before the Effective Date, the baseline for the measurement of any such deviation shall commence as of the Effective Date).
4    SECURITY PROVISIONS
4.1    Security. All Obligations shall be secured by the Debenture and any and all other security agreements, mortgages or other collateral granted to Bank by Borrower as security for the Obligations, now or in the future. Borrower represents, warrants, and covenants that the Lien granted in the Debenture shall be and shall at all times continue to be a first priority Lien in the Collateral subject only to Permitted Liens that are permitted to have priority over Bank’s Liens hereunder.
Borrower acknowledges that it may have previously entered, and/or may in the future enter, into Bank Services with Bank.  Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority security interest granted in the Debenture and any and all other security agreements, mortgages or other collateral granted to Bank by Borrower as security for the Obligations, now or in the future.
If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Bank shall, at Borrower’s sole cost and expense, terminate its Liens in the Collateral and all rights therein shall revert to Borrower. In the event (a) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (b) this Agreement and the Debenture are terminated, Bank shall promptly, at Borrower’s sole cost and expense, terminate the Liens granted in the Debenture upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any.
4.2    Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements (including on Form MG01) and other similar forms, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code. Any such financing statements and other similar forms may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.
5    REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants as follows:
5.1    Due Organization and Authorization. Borrower is a private limited company, duly incorporated and validly existing under the laws of England and Wales and has the power to carry on its business as it is now being conducted and to own its property and other assets. Each of Borrower’s Subsidiaries is duly organized and validly existing in its jurisdiction of formation and has the power to carry on its business as it is now being conducted and to own its property and other assets. In connection with this Agreement, Borrower has delivered to Bank a completed certificate signed by Borrower, entitled Perfection Certificate (the “Perfection Certificate”). Borrower represents and warrants to Bank that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s registered office and its place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, corporate structure, organizational type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement).
The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized by all necessary corporate and other action, are within the corporate powers of Borrower, and do not (i) conflict with any of Borrower’s organizational or constitutional documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or (v) constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it or its assets are bound in which the default would reasonably be expected to have a material adverse effect on the business of the Consolidated Group, taken as a whole.
5.2    Collateral. Borrower has good title to, has rights in, and the power to transfer, each item of the Collateral upon which it purports to grant a Lien pursuant to the Debenture or otherwise, free and clear of any and all Liens except Permitted Liens. Borrower has no deposit accounts other than the deposit accounts with Bank, the deposit accounts, if any, described in the Perfection Certificate delivered to Bank in connection herewith, or of which Borrower has given Bank notice and taken such actions as are necessary to give Bank a perfected Lien therein. The Accounts are bona fide, existing obligations of the Account Debtors. All Inventory is in all material respects of good and marketable quality, free from material defects.
On the Effective Date, the Collateral is not in the possession of any third party bailee (such as a warehouse) except as disclosed in the Perfection Certificate. None of the components of the Collateral are currently being maintained at locations other than as disclosed in the Perfection Certificate on the Effective Date or as permitted pursuant to Section 7.2 of this Agreement.
Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, (c) material Intellectual Property licensed to Borrower and noted on the Perfection Certificate, and (d) Intellectual Property that is licensed to Borrower which is not material to Borrower. Each Patent which it owns or purports to own and which is material to Borrower’s business is valid and enforceable, and no part of the Intellectual Property which Borrower owns or purports to own and which is material to Borrower’s business has been judged invalid or unenforceable, in whole or in part. To the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on the business of the Consolidated Group, taken as a whole. Except as noted on the Perfection Certificate, Borrower is not a party to, nor is it bound by, any Restricted License.
5.3    Financed Receivables. Borrower represents and warrants for each Financed Receivable:
(a)    Such Financed Receivable is an Eligible Account;
(b)    Borrower is the owner of and has the legal right to sell, transfer, assign and encumber such Financed Receivable;
(c)    The correct amount is on the Invoice Transmittal and is not disputed;
(d)    Payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Invoice Transmittal date;
(e)    Such Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower, is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;
(f)    There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;
(g)    Borrower reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;
(h)    Borrower has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;
(i)    Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral; and
(j)    No representation, warranty or other statement relating to or in respect of such Financed Receivable in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.
5.4    Litigation. There are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any Subsidiary in which an adverse decision would reasonably be expected to have a material adverse effect on the business of the Consolidated Group, taken as a whole.
5.5    No Material Deviation in Financial Statements and Deterioration in Financial Condition. All Financial Statements delivered or made available to Bank fairly present in all material respects Parent’s consolidated financial condition and Parent’s consolidated results of operations. There has not been any material deterioration in Parent’s consolidated financial condition since the date of the most recent SEC Reports.

5.6    Solvency. The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities (taking into account its actual and prospective liabilities); Borrower is not left with unreasonably small capital after the transactions in this Agreement; Borrower is able to pay its debts (including trade debts) as they mature; and Borrower is not unable to pay its debts (including trade debts) within the meaning of the Insolvency Act 1986 and has not stopped paying its debts as they fall due and the value of its assets is not less than the value of its liabilities (taking into account its contingent and prospective liabilities).

5.7    Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which would reasonably be expected to have a material adverse effect on the business of the Consolidated Group, taken as a whole. None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.
5.8    Subsidiaries. Borrower does not own any stock, shares, partnership interest or other equity securities except for Permitted Investments.
5.9    Tax Returns and Payments; Pension Contributions. Borrower and each Subsidiary have timely filed all required tax returns and reports, and Borrower and each Subsidiary have timely paid when due and payable or duly filed a valid extension therewith all Taxes, Governmental Authority, UK, foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower and each Subsidiary. Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Bank in writing of the commencement of, and any material development in, the proceedings and (c) posts bonds or takes any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”. Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.
5.10    No Winding-Up. Borrower has not taken any corporate or other action nor has any application been made or any other steps been taken or legal proceedings been started or (to the best of Borrower’s knowledge and belief having made due and proper enquiry) threatened in writing against Borrower or any of its Subsidiaries for its winding-up or for the appointment of a liquidator, trustee, receiver, administrative receiver, administrator or similar officer of it or of any or all of its assets.
5.11    Taxation. Borrower has complied in all material respects with all Taxation laws in all jurisdictions in which it is subject to Taxation and has paid all Taxes due and payable by it and no claims are being asserted against it in respect of Taxes save for assessments in relation to the ordinary course of the business of Borrower or claims contested in good faith and in respect of which adequate provision has been made and disclosed in the latest accounts of Borrower or information delivered to Bank under this Agreement.
5.12    Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that any projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).
6    AFFIRMATIVE COVENANTS
Borrower shall do all of the following:
6.1    Government Compliance.
(a)    Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the business or results of operations of the Consolidated Group, taken as a whole. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which would reasonably be expected to have a material adverse effect on the business or results of operations of the Consolidated Group, taken as a whole.
(b)    Obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a Lien to Bank in all of its property. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Bank.
(c)    Deliver to Bank, within five (5) days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding Borrower’s non-compliance with Requirements of Law or failure to maintain Governmental Approvals where such non-compliance or failure to maintain would reasonably be expected to have a material adverse effect on the business of the Consolidated Group, taken as a whole.
6.2    Financial Statements, Reports, Certificates
(a)    Deliver to Bank: (i) (A) as soon as available, but no later than thirty (30) days after the last day of each Reconciliation Period, a company prepared consolidated balance sheet and income statement covering Parent’s consolidated operations during the period, certified by a Responsible Officer and in a form acceptable to Bank, (B) as soon as available, but no later than thirty (30) days after the last day of each fiscal quarter, all notes and schedules with respect to the balance sheets and income statements described in clause (A) above applicable to such fiscal quarter, certified by a Responsible Officer and in a form acceptable to Bank, and (C) as soon as available, but no later than thirty (30) days after the last day of each fiscal quarter, a company prepared consolidating balance sheet and income statement covering the operations of Parent and its Subsidiaries, and all Subsidiaries of such Subsidiaries, and so on, during the fiscal quarter, certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower’s fiscal year, audited consolidated and consolidating financial statements prepared under GAAP, consistently applied (and in all events covering Parent and its Subsidiaries, and all Subsidiaries of such Subsidiaries, and so on), together with an unqualified opinion (except that such opinion may have a “going concern” qualification) on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) within five (5) days of being made available, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that would reasonably be expected to result in damages or costs to Borrower or any Subsidiary of One Hundred Fifty Thousand Dollars ($150,000.00) or more or would reasonably be expected to have a material adverse effect on the business of the Consolidated Group, taken as a whole; (v) as soon as available, but at least annually and no later than thirty (30) days after approval thereof by Parent’s board of directors, and contemporaneously with any updates or amendments thereto, Parent’s annual financial projections, prepared on a consolidated and consolidating basis (but in any event covering Borrower), approved by Parent’s board of directors, together with any related business forecasts used in the preparation of such annual financial plans and projections; and (vi) budgets, sales projections, operating plans or other financial information reasonably requested by Bank.
(b)    Within thirty (30) days after the last day of each Reconciliation Period, deliver to Bank a Compliance Certificate signed by a Responsible Officer in the form of Exhibit A.

(c)    Allow Bank to inspect the Collateral and audit and copy Borrower’s Books, including, but not limited to, Borrower’s Accounts, upon reasonable notice to Borrower. Such inspections or audits shall be conducted no more often than once every twelve (12) months, unless an Event of Default has occurred and is continuing. The foregoing inspections and audits shall be at Borrower’s expense. In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedule the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a fee of One Thousand Dollars ($1,000.00) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling. Borrower hereby acknowledges that the first such audit will be conducted within ninety (90) days after the first Credit Extension hereunder. After the occurrence of an Event of Default, Bank may audit Borrower’s Collateral at Borrower’s expense, including, but not limited to, Borrower’s Accounts as frequently as Bank deems necessary at Borrower’s expense and at Bank’s sole and exclusive discretion, without notification to and authorization from Borrower.
(d)    Upon Bank’s request, provide a written report on any Financed Receivable, where payment of such Financed Receivable does not occur by its due date and include the reasons for the delay.
(e)    Provide Bank with, as soon as available, but no later than thirty (30) days following each Reconciliation Period, an aged listing of accounts receivable and accounts payable by invoice date, in form and detail acceptable to Bank.
(f)    Provide Bank with, as soon as available, but no later than thirty (30) days following each Reconciliation Period in which Borrower’s balance sheet reports Deferred Revenue, a Deferred Revenue report, in form and detail acceptable to Bank.
(g)    Provide Bank with, as soon as available, but no later than thirty (30) days following each Reconciliation Period, an aggregate cash report, in form acceptable to Bank.
(h)    Provide Bank with, as soon as available, but no later than thirty (30) days following each Reconciliation Period, perpetual inventory reports for the Inventory valued on a first-in, first-out basis at the lower of cost or market (in accordance with GAAP) or such other inventory reports as are requested by Bank in its good faith business judgment, in form acceptable to Bank.
(i)    Provide Bank prompt written notice of (i) any material change in the composition of the Intellectual Property, (ii) the registration of any Copyright, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not previously disclosed in writing to Bank, and (iii) Borrower’s knowledge of an event that would reasonably be expected to materially and adversely affect the value of the Intellectual Property.
(j)    Provide Bank with, within five (5) days of filing, copies of all reports on Form 10-K, 10-Q and 8‑K with respect to Parent filed with the SEC or a link thereto on Parent’s or another website on the internet (the “SEC Reports”).
6.3    Taxes. Make, and cause each Subsidiary to make, timely payment of all foreign, federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to such payments.
6.4    Insurance. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry, stage of development and location, and as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in customary amounts that are reasonably satisfactory to Bank. All property policies shall have a lender’s loss payable endorsement showing Bank as the sole lender loss payee and waive subrogation against Bank, and all liability policies of Borrower shall show, or have endorsements showing, Bank as an additional insured. All policies (or the lender loss payable and additional insured endorsements) shall provide that the insurer shall endeavor to give Bank at least twenty (20) days notice before canceling, amending, or declining to renew its policy. At Bank’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank’s option, be payable to Bank on account of the Obligations.

If Borrower fails to obtain insurance as required under this Section 6.4 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.4, and take any action under the policies Bank deems prudent.
6.5    Accounts
(a)    To permit Bank to monitor Borrower’s financial performance and condition, Borrower and all of Borrower’s Subsidiaries shall maintain all of Borrower’s and such Subsidiaries’ depository, operating and securities/investment accounts with Bank and Bank’s Affiliates; provided, however, if Bank is unable to provide such banking services to Borrower, Borrower may maintain operating accounts with Royal Bank of Scotland plc in the United Kingdom. Nothing herein shall limit the requirement in Section 2.9 that Borrower maintain the Blocked Account at all times.
(b)    Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank. For each Collateral Account that Borrower at any time maintains in the United States, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.
6.6    Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date or as modified from time to time with notice thereof to Bank. Borrower must promptly notify Bank of all returns, recoveries, disputes and written claims that involve more than One Hundred Thousand Dollars ($100,000.00).
6.7    Financial Covenant - Adjusted Quick Ratio. Maintain at all times, to be tested as of the last day of each month, an Adjusted Quick Ratio, as calculated on a consolidated basis with respect to Parent and its Subsidiaries (and the Subsidiaries of such Subsidiaries, and so on), of at least 1.50 to 1.0.
6.8    Protection and Registration of Intellectual Property Rights
(a)    (i) Except as may be reasonably determined to be appropriate by Borrower in the ordinary course of business, protect, defend and maintain the validity and enforceability of its Intellectual Property; (ii) promptly after obtaining knowledge thereof, advise Bank in writing of material infringements of its Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.
(b)    If Borrower (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any Patent or the registration of any Trademark, in the case of (i) and (ii) that has not previously been disclosed in writing to Bank, then Borrower shall promptly provide written notice thereof to Bank and shall promptly execute such intellectual property security agreements and other documents and take such other actions as Bank shall request in its good faith business judgment to perfect and maintain a first priority Lien in favor of Bank in such property. If Borrower decides to register any Copyrights or mask works in the United States Copyright Office or the UK equivalent thereof, that have not previously been disclosed to the Bank in writing, then Borrower shall: (x) provide Bank with at least fifteen (15) days prior written notice of Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office or the UK equivalent thereof (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority Lien in favor of Bank in the Copyrights or mask works intended to be registered with the United States Copyright Office or the UK equivalent thereof; and (z) record such intellectual property security agreement with the United States Copyright Office or the UK equivalent promptly after filing the Copyright or mask work application(s) with the United States Copyright Office or the UK equivalent thereof. Borrower shall promptly provide to Bank copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works, together with evidence of the recording of the intellectual property security agreement and other documents necessary for Bank to perfect and maintain a first priority Lien in such property.
(c)    Provide written notice to Bank within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Bank reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Bank to have a Lien in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.
6.9    Litigation Cooperation. From the Effective Date and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower’s Books, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.
6.10    Further Assurances. Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Agreement.
6.11    Post-Closing Covenant. Borrower shall deliver to Bank, on or before the date that is thirty (30) days from the Effective Date, each in form and substance satisfactory to Bank:
(a) evidence satisfactory to Bank that the insurance policies of Parent required by Section 3.4 of the Parent Security Agreement are in full force and effect, together with appropriate evidence showing lender loss payable and additional insured clauses and cancellation notice to Bank (including certificates on Acord 25 and Acord 28 forms and endorsements to the policies reflecting the same);
(b) evidence satisfactory to Bank that the insurance policies required by Section 6.4 of this Agreement are in full force and effect, together with appropriate evidence showing lender loss payable and additional insured clauses and cancellation notice to Bank;
(c) copies of search results (obtained by a third party commercial search company) evidencing all of Parent’s intellectual property assets registered, or applied for registration, with the U.S. Copyright Office and/or the U.S. Patent and Trademark Office and evidencing that such assets are free and clear of all liens, encumbrances and security interest filings;
(d) a landlord’s consent in favor of Bank for each of Parent’s leased locations, by the respective landlord thereof; and
(e) a bailee’s/warehouseman’s waiver in favor of Bank, for each location where Borrower and/or Parent maintains property with a third party (and in any event including Borrower’s and Parent’s location with Arvato), by each such third party.
7    NEGATIVE COVENANTS
Borrower shall not do any of the following without Bank’s prior written consent.
7.1    Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment; (c) in connection with Permitted Liens and Permitted Investments; (d) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business and licenses that do not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory; and (e) to Alimera Sciences B.V. or AS C.V. of Intellectual Property that is not registered in the United States and does not arise under United States law to the extent that Bank has a first priority perfected security interest in the assets of the applicable transferee unless the failure to have such first priority perfected security interest is a result of any action taken by, or inaction on the part of, Bank.
7.2    Changes in Business, Management, Ownership, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) have a change in Parent’s management such that any Key Person ceases to hold such office with Parent and a replacement satisfactory to Parent’s board of directors is not made within ninety (90) days after their departure from Parent; or (ii) enter into any transaction or series of related transactions in which the shareholders of Borrower who were not shareholders immediately prior to the first such transaction own more than forty-nine percent (49.0%) of the voting shares of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies to Bank the venture capital investors prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction).
Borrower shall not, without at least thirty (30) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Twenty Five Thousand Dollars ($25,000.00) in Borrower’s assets or property), (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, (5) change any organizational number (if any) assigned by its jurisdiction of organization, or (6) deliver any portion of the Collateral to a bailee, unless (i) such bailee location contains less than Twenty Five Thousand Dollars ($25,000.00) in Borrower’s assets or property and (ii) Bank and such bailee are parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral.
Borrower hereby agrees upon Borrower adding any new office or business location, including any warehouse, Borrower will cause its landlord to enter into a landlord consent in favor of Bank prior to such new office or business location containing Twenty Five Thousand Dollars ($25,000.00) of Collateral.
Borrower hereby agrees that prior to Borrower delivering any Collateral to a bailee, to the extent that, after giving effect to such delivery, the value of all Collateral maintained with such bailee exceeds One Hundred Thousand Dollars ($100,000.00), Borrower shall cause such bailee to execute and deliver a bailee agreement in form and substance satisfactory to Bank.
7.3    Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the stock, share capital or property of another Person. Notwithstanding the foregoing, a Subsidiary may merge or consolidate into another Subsidiary or into Borrower or Parent.
7.4    Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.
7.5    Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest in favor of Bank, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a Lien in, over or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 of this Agreement and the definition of “Permitted Liens” herein.
7.6    Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.5 of this Agreement.

7.7    Distributions; Investments. (a) Except as set forth in subsection (d) of the definition of Permitted Investments, pay any dividends (other than dividends payable solely in common stock) or make any distribution or payment on or redeem, retire or purchase any capital stock provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, and (ii) Borrower may repurchase the shares of current or former employees, officers, directors or consultants pursuant to share repurchase agreements so long as an Event of Default does not exist at the time of any such repurchase and would not exist after giving effect to any such repurchase, provided all such repurchases do not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate per fiscal year; (b) directly or indirectly acquire or own any Person, or make any Investment in any Person other than Permitted Investments, or permit any of its Subsidiaries to do so; or (c) make any transfer, payment, distribution, loan or advance to Parent, Alimera Sciences B.V. or AS C.V. at any time that Bank does not have a first priority perfected security interest in the assets of the applicable transferee other than as a result of any action taken by, or inaction on the part of, Bank.
7.8    Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are (a) in existence on the Effective Date or (b) in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.
7.9    Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount owed by Borrower thereof, shorten the maturity thereof, increase the rate of interest applicable thereto or adversely affect the subordination thereof to Obligations owed to Bank.
7.10    Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, each as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation would reasonably be expected to have a material adverse effect on the business of the Consolidated Group, taken as a whole, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which would reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.
8    EVENTS OF DEFAULT
Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:
8.1    Payment Default. Borrower fails to (a) make any payment of principal, interest or Finance Charges on any Credit Extension, or any payment of the Unused Line Fee, in each case on its respective due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Maturity Date or the Term Loan Maturity Date). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);
8.2    Covenant Default. Borrower fails or neglects to perform any obligation in Section 2.9 or Sections 6.2, 6.3, 6.4, 6.5, 6.7, 6.8 or 6.11 of this Agreement or violates any covenant in Section 7 of this Agreement or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant or agreement contained in this Agreement, any Loan Documents and as to any default under such other material term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, grace and cure periods provided under this Section 8.2 shall not apply to financial covenants or any other covenants that are required to be satisfied, completed or tested by a date certain;

8.3    Material Adverse Change. A Material Adverse Change occurs;
8.4    Attachment; Levy; Restraint on Business
(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under the control of Borrower (including a Subsidiary) on deposit or otherwise maintained with Bank or any Bank Affiliate, or (ii) a notice of lien or levy is filed against any of Borrower’s assets by any government department or agency, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; or
(b) (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver or similar officer, or (ii) any court order enjoins, injuncts, restrains, or prevents Borrower from conducting any material part of its business;
8.5    Insolvency. If any of the following occurs in respect of Borrower or any Subsidiary: (a) it is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or otherwise insolvent without having to make any proof to the satisfaction of the court under section 123(2) of the Insolvency Act 1986; (b) it admits its inability to pay its debts as they fall due; (c) it suspends making payments on any of its debts or announces an intention to do so; (d) a moratorium is declared in respect of any of its indebtedness; (e) by reason of actual or anticipated inability to pay debts as they fall due or insolvency it begins negotiations with any creditor for the rescheduling of any of its indebtedness; or (f) the value of its assets is less than its liabilities (taking into account its prospective and contingent liabilities);
8.6    Insolvency Proceedings. If an Insolvency Proceeding is begun against Borrower and, to the extent that Borrower satisfies Bank that it is a vexatious or frivolous winding-up petition, it not dismissed or stayed before the petition is advertised and in any event within fourteen (14) days (but no Credit Extensions shall be made until any Insolvency Proceeding is dismissed);
8.7    Other Agreements. There is, under any agreement to which Borrower or any Guarantor is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Two Hundred Fifty Thousand Dollars ($250,000.00); or (b) any default by Borrower or Guarantor, the result of which would reasonably be expected to have a material adverse effect on the business of the Consolidated Group, taken as a whole;
8.8    Judgments. One or more final judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000.00) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and the same are not, within ten (10) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the discharge, stay, or bonding of such judgment, order, or decree);
8.9    Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the project or forecasted results);
8.10    Subordinated Debt. A default or breach by Borrower occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination agreement, intercreditor agreement, or other similar agreement with Bank, or any creditor that has signed such an agreement with Bank breaches any terms of the agreement;
8.11    Guaranty. (a) Any of the Parent Guaranty, the Alimera Sciences B.V. Guaranty or the AS C.V. Guaranty terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any of the Parent Guaranty, the Alimera Sciences B.V. Guaranty or the AS C.V. Guaranty, as applicable (provided, however, that it shall not be an Event of Default under this Section 8.11(b) if any Guarantor fails or neglects to perform any payment obligation under such Guarantor’s applicable guaranty, so long as another Guarantor has made a payment to Bank in an amount necessary to satisfy such payment obligation); (c) any circumstance described in Sections 8.4, 8.5, 8.6, 8.7 or 8.8 of this Agreement occurs with respect to any Guarantor; (d) the liquidation, winding up, or termination of existence of any Guarantor without the prior written consent of Bank; or (e) (i) a material impairment in the perfection or priority of Bank’s Lien in the collateral provided by any Guarantor (other than as a result of any action taken by, or inaction on the part of, Bank) or in the value of such collateral or (ii) a material impairment of the prospect of repayment of any material portion of the Obligations occurs with respect to the Consolidated Group, taken as a whole;
8.12    Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any such Governmental Approval or that would reasonably be expected to result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal has, or would reasonably be expected to have, a material adverse effect on the business or results of operations of the Consolidated Group, taken as a whole;
8.13    Dutch Entities. If any of AS C.V., Alimera Sciences (DE), LLC (in its capacity as general partner of AS C.V.) or Alimera Sciences B.V. owns, holds or acquires any assets other than (a) bank accounts, cash, and intellectual property, in each case in which Bank has a first priority perfected security interest (other than as a result of any action taken by, or inaction on the part of, Bank), (b) intercompany Accounts owing to any such entity from a Person in the Consolidated Group, (c) securities of any Subsidiary, including securities of a member of the Consolidated Group, and (d) other assets with an aggregate value not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) at any time, and fails to either (i) transfer such assets to any Person in the Consolidated Group (other than such entity) whereby after giving effect to such transfer Bank has a first priority perfected security interest in such assets or (ii) grant Bank a first priority perfected security interest in such assets (and deliver to Bank all documentation required by Bank in connection therewith), in the case of both (i) and (ii) within ten (10) days after such time as when it owns, holds or has acquired such assets; or
8.14    Product. (a) There has been either (i) a negative performance with respect to the Product in any material respect, or (ii) a negative margin with respect to the Product, which, in either case, causes a material impairment of the prospect of repayment of any material portion of the Obligations; (b) any Governmental Authority (including, without limitation, the Department of Health and the National Institute for Health and Care Excellence) orders the complete withdrawal of the Product from the market in any of the United Kingdom, Germany or France, or enjoins any entity in the Consolidated Group or any representative thereof from manufacturing, marketing, selling or distributing the Product in the any such market; (c) any Governmental Authority (including, without limitation, the Department of Health and the National Institute for Health and Care Excellence) revokes, suspends, rejects or withdraws any permit or license relating to the Product and necessary for the sale or distribution of the Product in any of the United Kingdom, Germany or France; or (d) the recall of the Product from the market in any of the United Kingdom, Germany or France, the voluntary withdrawal of the Product by Borrower from the market in any of the United Kingdom, Germany or France, or the occurrence of an action to discontinue the sale of the Product in any of the United Kingdom, Germany or France.
9    BANK’S RIGHTS AND REMEDIES
9.1    Rights and Remedies. When an Event of Default occurs and continues beyond any applicable grace or cure period Bank may, without notice or demand, do any or all of the following:
(a)    declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 or Section 8.6 of this Agreement occurs, all Obligations are immediately due and payable without any action by Bank);

(b)    stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;
(c)    settle or adjust disputes and claims directly with Account Debtors for amounts, on terms and in any order that Bank considers advisable and notify any Person owing Borrower money of Bank’s Lien in such funds and verify the amount of such account. Borrower shall collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the Account Debtor, with proper endorsements for deposit;
(d)    make any payments and do any acts it considers necessary or reasonable to protect its Lien in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its Lien and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;
(e)    apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;
(f)    ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral (to the extent not prohibited by law). Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge and to the extent not prohibited by law, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;
(g)    place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;
(h)    demand and receive possession of Borrower’s Books; and
(i)    exercise all rights and remedies available to Bank under the Loan Documents (including, without limitation, the Debenture) or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).
9.2    Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.4 of this Agreement or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.
9.3    Bank’s Liability for Collateral. So long as Bank complies with applicable law and reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.
9.4    No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.
9.5    Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.
9.6    Withholding; Gross-up. All payments to be made by Borrower under this Agreement, whether in respect of principal, interest, fees or otherwise, shall (save insofar as required by law to the contrary) be paid in full without set‑off or counterclaim and free and clear of and without any deduction or withholding or payment for or on account of any Taxes that may be imposed in the United Kingdom or any other jurisdiction from which payment may be made by Borrower under this Agreement excluding Taxes on income of Bank. If Borrower shall be required by law to effect any deduction or withholding or payment as aforesaid from or in connection with any payment made under this Agreement for the account of Bank then:

(a)    Borrower shall promptly notify Bank upon becoming aware of the relevant requirements to deduct any such deduction or withholding or payment;

(b)    Borrower shall ensure that such deduction or withholding or payment does not exceed the minimum legal liability therefor, shall remit the amount of such Tax to the appropriate Taxation authority and shall forthwith pay to Bank such additional amount as will result in the immediate receipt by Bank of the full amount which would otherwise have been receivable hereunder had no such deduction or withholding or payment been made; and

(c)    Borrower shall not later than fifty (50) days after each deduction or withholding or payment of any Taxes forward to Bank documentary evidence reasonably required by Bank in respect of the payment of any such Taxes.

9.7    Illegality. If it shall become unlawful for Bank to continue to fund or maintain any Credit Extensions, or to perform its obligations hereunder, upon demand by Bank, Borrower shall prepay the Credit Extensions in full with all accrued Finance Charges thereon and all other amounts payable by Borrower hereunder.

10    NOTICES
All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail (to the email address specified therein) or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	Alimera Sciences Limited
c/o Alimera Sciences, Inc.
6120 Windward Parkway, Suite 290
Alpharetta, GA 30005
	Attn:	Richard S. Eiswirth, Jr.
	Fax:	(678) 990-5744
	Email:	rick.eiswirth@alimerasciences.com

If to Bank:	Silicon Valley Bank
275 Grove Street
Suite 2-200
Newton, Massachusetts 02466
	Attn:	Ms. Kate Leland
	Fax:	(617) 527-0177
	Email:	KLeland@svb.com

with a copy to:	Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts 02108
	Attn:	David A. Ephraim, Esquire
	Fax:	(617) 880-3456
	Email:	DEphraim@riemerlaw.com
11    CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER
New York law governs the Loan Documents (other than the Debenture, which shall be governed by the laws of England and Wales, and the Deed of Disclosed Pledge of Receivables, which shall be governed by the laws of The Kingdom of the Netherlands) without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in New York. NOTWITHSTANDING THE FOREGOING, BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH BANK (IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.1) DEEM NECESSARY OR APPROPRIATE TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE BANK’S RIGHTS AGAINST BORROWER OR ITS PROPERTY. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided to Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12    GENERAL PROVISIONS
12.1    Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion). Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms of the Warrant).
12.2    Indemnification. Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or expenses (including Bank Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of or following or arising from transactions between Bank and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.
12.3    Right of Set-Off. Borrower hereby grants to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.
12.4    Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.
12.5    Intentionally Omitted.
12.6    Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
12.7    Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.
12.8    Counterparts and Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. It is intended that this Agreement shall take effect as a deed in respect of Borrower notwithstanding the method of execution of this Agreement by the other parties hereto.

12.9    Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied. Without limiting the foregoing, except as otherwise provided in Section 4.1, the Liens granted under the Debenture or otherwise shall survive until the termination of this Agreement and all Bank Services Agreements and all Obligations have been discharged. The obligation of Borrower in Section 12.2 of this Agreement to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.
12.10    Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Bank, each a “Bank Entity” and collectively, the “Bank Entities”) (provided that they agree to the terms hereof); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use its best efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this Section 12.10); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. Confidential information does not include information that is: (i) either in the public domain other than as a result of Bank’s breach of this Section 12.10 or is in Bank’s possession when disclosed to Bank (through no fault of Bank); or (ii) disclosed to Bank by a third party on a nonconfidential basis if Bank does not know that the third party is prohibited from disclosing the information.

Bank Entities may use the confidential information for reporting purposes and the development and distribution of databases and market analyses so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly prohibited by Borrower. The provisions of the immediately preceding sentence shall survive the termination of this Agreement. The agreements provided under this Section 12.10 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 12.10. In respect of confidential information provided by Borrower to Bank hereunder and Borrower’s securities, Bank agrees to comply with applicable securities laws which prohibit trading in securities based upon material non-public information.

12.11    Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document executed by any party other than Borrower shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.
12.12    Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
12.13    Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.
12.14    Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.
12.15    Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement. A Person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

12.16    European Monetary Union. If the United Kingdom becomes a Participating Member State then during any period when two currencies or currency units may be recognized as the lawful currency or currencies units within the United Kingdom: (i) any reference in, any obligations arising under, any Loan Document to one such currency or currency unit may be converted into, or paid in, any other currency unit as is recognized as the lawful currency or currency unit in the United Kingdom; and (ii) any conversion from one such currency or currency unit shall be at the official rate of exchange or conversion rate established by legislation for the conversion of that currency or currency unit into the other, rounded in accordance with such legislation. If the United Kingdom becomes a Participating Member State this Agreement and the other Loan Document will be amended to the extent Bank (acting reasonably and after consultation with Borrower) determines is necessary to reflect the change in currency.
12.17    Conflicts. In the event of any conflict between the terms of this Agreement and the terms of any Loan Document (other than the Debenture), the terms of this Agreement shall prevail. In no event will any representation, warranty or covenant in any Loan Document (other than the Debenture) prohibit or cause Borrower to take any additional action or refrain from taking any action not required by this Agreement if and to the extent that the subject matter of the representation, warranty or covenant in the Loan Document (other than the Debenture) is dealt with in this Agreement. Any representation, warranty or covenant in this Agreement which states that Bank shall not unreasonably withhold consent shall apply to the counterpart representation, warranty or covenant in any Loan Document (other than the Debenture) (even if not specifically stated) and the parties agree that the representations, warranties and covenants in each of the Loan Documents (other than the Debenture) are not intended to be more restrictive than the counterpart representation, warranty or covenant in this Agreement.
13    DEFINITIONS
13.1    Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:
“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable, book debts and other sums owing to Borrower.
“Account Debtor” is as defined in the Code and shall include, without limitation, any person liable on any Account, such as, a guarantor of the Account and any issuer of a letter of credit or banker’s acceptance.
“Adjusted Quick Ratio” is the ratio of (a) Quick Assets to (b) Current Liabilities minus the current portion of Deferred Revenue. For sake of clarity, the Adjusted Quick Ratio will be calculated on a consolidated basis with respect to Parent and its Subsidiaries (and the Subsidiaries of such Subsidiaries, and so on).
“Adjustments” are all discounts allowances, returns, recoveries, disputes, claims of any kind (including, without limitation, counterclaims or warranty claims), offsets, defenses, rights of recoupment, rights of return, or short payments, asserted by or on behalf of any Account Debtor for any Financed Receivable.
“Advance” is defined in Section 2.1.1 of this Agreement.
“Advance Rate” is eighty percent (80.0%), net of any offsets related to each specific Account Debtor, including, without limitation, Deferred Revenue and discounts, or such other percentage as Bank establishes under Section 2.1.1 of this Agreement.
“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners, and, for any Person that is a limited liability company, that Person’s managers and members.
“Agreement” is defined in the preamble of this Agreement.

“Alimera Sciences B.V. Guaranty” is that certain Unconditional Guaranty dated as of the Effective Date, executed by Alimera Sciences B.V. in favor of Bank, as amended, modified or restated from time to time.
“Applicable Rate” is a floating per annum rate equal to the Prime Rate plus two and three-quarters of one percent (2.75%).
“AS C.V. Guaranty” is that certain Unconditional Guaranty dated as of the Effective Date, executed by AS C.V. in favor of Bank, as amended, modified or restated from time to time.
“Bank” is defined in the preamble of this Agreement.
“Bank Entities” is defined in Section 12.10.
“Bank Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower or any Guarantor.
“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).
“Bank Services Agreement” is defined in the definition of Bank Services.
“Blocked Account” is defined in Section 2.9(a) of this Agreement.
“Borrower” is defined in the preamble of this Agreement.
“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.
“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s board of directors (and, if required under the terms of such Person’s Operating Documents, shareholders) and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that attached as Exhibit A to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.
“Business Day” is any day that is not a Saturday, Sunday, a day on which Bank is closed or a day on which lending banks are closed for general business in the City of London, United Kingdom.
“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; and (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue.

“Claims” is defined in Section 12.2 of this Agreement.
“Co-Lender Loan Agreement” is that certain Loan and Security Agreement by and among Parent, Bank and MidCap Funding III, LLC dated as of October 14, 2010, as amended.
“Code” is (a) with respect to any assets located in the United States, and for purposes of the definitions in this Section 13.1, the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions, and (b) with respect to any assets located outside of the United States, any applicable law.
“Collateral” is any and all properties, rights and assets of Borrower subject to a Lien granted by Borrower to Bank, including, without limitation, the “Collateral” as defined in the Debenture.
“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.
“Collections” are all funds received by Bank from or on behalf of an Account Debtor for Financed Receivables.
“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.
“Compliance Certificate” is attached as Exhibit A.
“Consolidated Group” means, collectively, (a) Borrower and (b) in each case to the extent that Bank has a first priority perfected security interest in the assets of such Person (unless the failure to have such first priority perfected security interest is a result of any action taken by, or inaction on the part of, Bank), Parent, Alimera Sciences B.V. and AS C.V.
“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co‑made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.
“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Collateral Account.
“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Advance, the Term Loan or any other extension of credit by Bank for Borrower’s benefit.
“Current Liabilities” are all obligations and liabilities to Bank, plus, without duplication, the aggregate amount of Total Liabilities that mature within one (1) year.
“Debenture” means that certain debenture dated as of the Effective Date between Borrower and Bank, as amended and/or restated, supplemented or otherwise varied from time to time.
“Deed of Disclosed Pledge of Receivables” is that certain Deed of Disclosed Pledge of Receivables dated as of the Effective Date, by and among (a) Alimera Sciences (DE), LLC, acting in its capacity of general partner of AS C.V., (b) Alimera Sciences B.V., (c) Borrower, (d) Parent and (e) Bank, as amended, modified or restated from time to time.
“Default Rate” is a per annum rate of interest which is four percent (4.0%) above the rate that is then in effect.
“Deferred Revenue” is all amounts received or invoiced, as appropriate, in advance of performance under contracts and not yet recognized as revenue.
“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.
“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.
“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.
“Early Termination Fee” is defined in Section 2.1.1(f) of this Agreement.
“Effective Date” is defined in the preamble of this Agreement.
“Eligible Accounts” are billed Accounts in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3 of this Agreement, have been, at the option of Bank, confirmed in accordance with Section 2.1.1(d) of this Agreement, and are due and owing from Account Debtors deemed creditworthy by Bank in its sole discretion. Without limiting the fact that the determination of which Accounts are eligible hereunder is a matter of Bank discretion in each instance, Eligible Accounts shall not include the following Accounts (which listing may be amended or changed in Bank’s discretion with notice to Borrower):
(a)    Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;
(b)    Accounts that the Account Debtor has not paid within ninety (90) days of invoice date regardless of invoice payment period terms, except for the Eligible Extended Accounts;
(c)    Accounts owing from an Account Debtor which does not have its principal place of business in the United Kingdom, Germany or France, unless otherwise approved by Bank in writing on a case-by-case basis in its sole discretion;
(d)    Accounts billed and/or payable outside of the United Kingdom, unless such Accounts are (i) (A) governed by, and arise under, the laws of England and Wales, (B) owned by Borrower and (C) payable to, and actually collected by, Borrower in the United Kingdom or (ii) otherwise approved by Bank in writing on a case-by-case basis in its sole discretion;

(e)    Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by Borrower in the ordinary course of its business;
(f)    Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;
(g)    Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;
(h)    Accounts owing from an Account Debtor where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);
(i)    Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of Borrower’s failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);
(j)    Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);
(k)    Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;
(l)    Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, Borrower, and the Account Debtor have entered into an agreement acceptable to Bank in its sole discretion wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts);
(m)    Accounts for which the Account Debtor has not been invoiced;
(n)    Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business;
(o)    Accounts subject to chargebacks or other payment deductions taken by an Account Debtor (but only to the extent of such chargeback or payment deduction);
(p)    Accounts arising from product returns and/or exchanges (sometimes called “warranty” or “RMA” accounts);
(q)    Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;
(r)    Accounts owing from an Account Debtor with respect to which Borrower has received Deferred Revenue (but only to the extent of such Deferred Revenue);
(s)    Accounts for which Bank in its good faith business judgment determines collection to be doubtful, including, without limitation, accounts represented by “refreshed” or “recycled” invoices;
(t)    Accounts owing from an Account Debtor, fifty percent (50.0%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

(u)    Accounts in which Bank does not have a first priority, perfected security interest or a fixed charge, as applicable, under all applicable laws, including foreign laws.
“Eligible Extended Accounts” are Accounts owing from an Account Debtor which are not more than thirty (30) days past the due date but are outstanding no more than one hundred fifty (150) days of the invoice date, and are otherwise Eligible Accounts and that Bank has approved on a case by case basis in its sole and absolute discretion.
“Equipment” is (a) all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest, and (b) all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.
“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.
“Events of Default” are set forth in Section 8 of this Agreement.
“Exchange Act” is the Securities Exchange Act of 1934, as amended.
“Facility Amount” is Eighteen Million Seven Hundred Fifty Thousand Dollars ($18,750,000.00).
“Finance Charges” is defined in Section 2.5 of this Agreement.
“Financed Receivables” are all those specific Eligible Accounts, including their proceeds which Bank finances and makes an Advance with respect thereto, as set forth in Section 2.1.1 of this Agreement. A Financed Receivable stops being a Financed Receivable (but remains Collateral) when the Advance made for the Financed Receivable has been fully paid.
“Financed Receivable Balance” is, with respect to each Advance, an amount equal to one hundred twenty-five percent (125.0%) of the outstanding amount of such Advance.
“Financial Statements” means the consolidated and consolidating financial statements of Parent and its Subsidiaries, and all Subsidiaries of such Subsidiaries, and so on, prepared in accordance with GAAP, consistently applied, including the notes and related schedules thereto, contained in the most recent SEC Reports.
“Foreign Currency” means lawful money of a country other than the United States.
“Funding Date” is the date on which the Term Loan is made to or for the account of Borrower, which shall be a Business Day.
“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.
“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.
“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” is any of (a) Parent, (b) AS C.V. and (c) Alimera Sciences B.V., in each case for so long as such entity continues to be a guarantor of the Obligations pursuant to the Parent Guaranty, the Alimera Sciences B.V. Guaranty or the AS C.V. Guaranty, as applicable.
“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.
“Indemnified Person” is defined in Section 12.2 of this Agreement.
“Insolvency Proceeding” means (a) any step is taken with a view to a moratorium or a composition, assignment or similar arrangement with any of a Person’s creditors; (b) a meeting of a Person’s shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to make an application to or to file documents with a court or any registrar for, a Person’s winding-up, administration or dissolution or any such resolution is passed; (c) an order is made for a Person’s winding-up, administration or dissolution, or any Person presents a petition, or makes an application to or files documents with a court or any registrar, for such Person’s winding-up, administration or dissolution, or gives notice to Bank of an intention to appoint an administrator; (d) any liquidator, receiver, administrative receiver, administrator or similar officer is appointed in respect of a Person or any of such Person’s assets; or (e) a Person’s shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, receiver, administrator or similar officer.
“Intellectual Property” means all of Borrower’s right, title, and interest in and to the following:

(a)its Copyrights, Trademarks and Patents;
(b)any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;
(c)any and all source code;
(d)any and all design rights which may be available to Borrower;
(e)any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and
(f)    all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.
“Inventory” is all Borrower’s right, title and interest in and to “inventory” as defined in the Code in effect on the Effective Date with such additions to such term as may hereafter be made, and includes without limitation all of Borrower’s right, title and interest in and to merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.
“Investment” is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.
“Invoice Transmittal” shows Eligible Accounts which Bank may finance and, for each such Account, includes the Account Debtor’s, name, address, invoice amount, invoice date and invoice number.
“Key Person” is either of Parent’s (a) President and Chief Executive Officer or (b) Chief Operating Officer.
“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the Warrant, the Perfection Certificate, the Debenture, the Parent Security Agreement, the Parent Guaranty, the AS C.V. Guaranty, the Alimera Sciences B.V. Guaranty, the Deed of Disclosed Pledge of Receivables, the Parent IP Agreement, the SVB Control Agreement and any other Control Agreement, any Bank Services Agreement, the Borrowing Resolutions, any subordination agreements, any note, or notes or guaranties executed by Borrower and/or any Guarantor, and any other present or future agreement between Borrower and/or any Guarantor and/or for the benefit of Bank, all as amended, restated, or otherwise modified.
“Loan Fees” is defined in Section 2.4 of this Agreement.
“Material Adverse Change” is: (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; or (b) a material impairment of the prospect of repayment of any material portion of the Obligations.
“Maturity Date” is June 30, 2015.
“Maximum Availability Amount” is Fifteen Million Dollars ($15,000,000.00).
“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, the Early Termination Fee, the Prepayment Premium, Bank Expenses, the Loan Fees and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents (other than the Warrant), or otherwise, including, without limitation, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents (other than the Warrant).
“Operating Documents” are, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws or memorandum and articles of association (or similar document, as the case may be) in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.
“Parent” is Alimera Sciences, Inc., a Delaware corporation.
“Parent Guaranty” is that certain Unconditional Guaranty dated as of the Effective Date, executed by Parent in favor of Bank, as amended, modified or restated from time to time.
“Parent IP Agreement” is that certain Amended and Restated Intellectual Property Security Agreement of even date herewith by and between Parent and Bank, as amended, modified or restated from time to time.
“Parent Security Agreement” is that certain Security Agreement dated as of the Effective Date, by and between Parent and Bank, as amended, modified or restated from time to time.
“Participating Member State” means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.
“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.
“Payment/Advance Form” is that certain form attached hereto as Exhibit B.
“Payment Date” is the last calendar day of each month.
“Perfection Certificate” is defined in Section 5.1 of this Agreement.
“Permitted Indebtedness” is:

(a)    Borrower’s indebtedness to Bank under this Agreement or the Loan Documents;
(b)    Indebtedness existing on the Effective Date which is shown on the Perfection Certificate;
(c)    Subordinated Debt;
(d)    Indebtedness to trade creditors incurred in the ordinary course of business;
(e)    Indebtedness secured by Permitted Liens; and
(f)    extensions, refinancing, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiaries, as the case may be.
“Permitted Investments” are
(a)    Investments (including, without limitation, Subsidiaries) existing on the Effective Date which are shown on the Perfection Certificate (but specifically excluding any future Investments in any Subsidiaries unless otherwise permitted hereunder);
(b)    Investments consisting of Cash Equivalents;
(c)    Any investments administered through Bank and/or any investments permitted by Borrower’s or Parent’s investment policy, as amended from time to time, provided that, in each case, such investment policy (and any such amendment thereto) has been approved in writing by Bank; and
(d)    Investments by Borrower in, or payments by Borrower to, Parent, Alimera Sciences B.V. or AS C.V. to the extent that Bank has a first priority perfected security interest in the assets of the applicable transferee unless the failure to have such first priority perfected security interest is a result of any action taken by, or inaction on the part of, Bank.
“Permitted Liens” are:
(a)    Liens arising under this Agreement or other Loan Documents;
(b)    Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on Borrower’s Books, if they have no priority over any of Bank’s Liens provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;
(c)    Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Fifty Thousand Dollars ($50,000.00) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;
(d)    Purchase money Liens securing no more than One Hundred Thousand Dollars ($100,000.00) in the aggregate amount outstanding (i) on equipment acquired or held by Borrower incurred for financing the acquisition of the equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;
(e)    leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of

Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a Lien therein;
(f)    Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (e), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase; and
(g)    Non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business.
“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
“Prepayment Premium” is, with respect to the Term Loan, an additional fee payable to Bank in an amount equal to, for a prepayment of the Term Loan made (a) on or prior to the first (1st) anniversary of the Term Loan Amortization Date, three percent (3.0%) of the principal amount of the Term Loan outstanding immediately prior to such prepayment, (b) after the first (1st) anniversary of the Term Loan Amortization Date but on or prior to the second (2nd) anniversary of the Term Loan Amortization Date, two percent (2.0%) of the principal amount of the Term Loan outstanding immediately prior to such prepayment, and (c) after the second (2nd) anniversary of the Term Loan Amortization Date, Zero Dollars ($0.00), provided that any applicable Prepayment Premium shall be reduced by fifty percent (50.0%) in the event that the prepayment of the Term Loan occurs as a condition precedent to, in connection with or immediately following the closing of the acquisition of Borrower (either alone or in connection with the acquisition of Parent or any other member of the Consolidated Group) by a non-affiliated third party, provided that no Event of Default has occurred and is continuing.
“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.
“Product” means the sustained release intravitreal implant used to treat vision impairment associated with chronic diabetic macular edema considered insufficiently responsive to available therapies, which is marketed and sold by one or more members of the Consolidated Group under the name ILUVIEN.
“Quick Assets” is, on any date, unrestricted and unencumbered cash and net billed trade accounts receivable, determined according to GAAP.
“Reconciliation Period” is each calendar month.
“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority in any jurisdiction, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” is any Director of Borrower.
“Restricted License” is any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a Lien in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with Bank’s right to sell any Collateral.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.
“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“SEC Reports” is defined as set forth in Section 6.2 of this Agreement.
“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.
“Subsidiary” means, as to any Person, (a) a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person, (b) a subsidiary as defined in Section 1159 of the Companies Act 2006, or (c) unless the context otherwise requires, a subsidiary undertaking within the meaning of Section 1162 of the Companies Act 2006. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.
“SVB Control Agreement” is that certain Securities Account Control Agreement by and among SVB Securities, Apex Clearing Corporation, Parent and Bank.
“Taxes” means any present or future taxes, levies, duties, imposts or other charges or withholdings of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same), and “Tax” and “Taxation” have a corresponding meaning.
“Term Loan” is defined in Section 2.1.2(a).
“Term Loan Amortization Date” is the date that is the first (1st) Payment Date following the six (6) month anniversary of the Funding Date of the Term Loan (or, if such six (6) month anniversary is on the Payment Date of a month, such date).
“Term Loan Facility Fee” is defined in Section 2.4 of this Agreement.
“Term Loan Maturity Date” is the Payment Date of the month that is the thirty-fifth (35th) month after the month in which the Term Loan Amortization Date occurs.
“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Parent’s and its Subsidiaries’ consolidated balance sheets, including all Indebtedness.
“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.
“Transfer” is defined in Section 7.1 of this Agreement.
“United Kingdom” and “UK” means the United Kingdom of Great Britain and Northern Ireland.
“Unused Line Fee” is defined in Section 2.6 of this Agreement.
“Warrant” is, that certain Warrant to Purchase Stock dated October 14, 2010 by and between Parent and Bank, as amended, modified or restated from time to time.
“Working Capital Facility Fee” is defined in Section 2.4 of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.
BORROWER
EXECUTED as a DEED by ALIMERA SCIENCES LIMITED
acting by a director in the presence of:

/s/ Richard S. Eiswirth, Jr.
Signature of director

Signature of witness	/s/ Gregg A. Griner
Print name	Gregg A. Griner
Address	c/o Gunderson Dettmer
850 Winter Street
Waltham, MA 02451 USA
Occupation	Attorney

BANK

SILICON VALLEY BANK

By:	/s/ Scott McCarty
Name:	Scott McCarty
Title:	Vice President

EXHIBIT A

SPECIALTY FINANCE DIVISION
Compliance Certificate

I, an authorized officer of ALIMERA SCIENCES LIMITED (“Borrower”) certify under the Loan and Security Agreement (as amended, the “Agreement”) between Borrower and Silicon Valley Bank (“Bank”) as follows for the period ending ____________________ (all capitalized terms used herein shall have the meaning set forth in the Agreement):

Borrower represents and warrants for each Financed Receivable:

Each Financed Receivable is an Eligible Account;

Borrower is the owner with legal right to sell, transfer, assign and encumber such Financed Receivable;

The correct amount is on the Invoice Transmittal and is not disputed;

Payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Invoice Transmittal date;

Each Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower, is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;

There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

Borrower reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

Borrower has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

Bank has the right to endorse and/or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral; and

No representation, warranty or other statement relating to or in respect of such Financed Receivable in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

Additionally, Borrower represents and warrants as follows:

Borrower is a private limited company, duly incorporated and validly existing under the laws of England and Wales and has the power to carry on its business as it is now being conducted and to own its property and other assets. Each of Borrower’s Subsidiaries is duly organized and validly existing in its jurisdiction of formation and has the power to carry on its business as it is now being conducted and to own its property and other assets. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate and other action, a within the corporate powers of Borrower, and do not conflict with Borrower’s organizational or constitutional documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it or its assets are bound in which the default would reasonably be expected to cause have a material adverse effect on the business of the Consolidated Group, taken as a whole.

Borrower has good title to the Collateral, free of Liens except Permitted Liens. All inventory is in all material respects of good and marketable quality, free from material defects.

None of Borrower’s or any Subsidiary’s properties or assets have been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to obtain or make such consents, declarations, notices or filings would not reasonably be expected to have a material adverse effect on the business of the Consolidated Group, taken as a whole.

Borrower is in compliance with the financial covenant(s) set forth in Section 6.7 of the Agreement. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Financial Covenant

Required     Actual        Compliance
Adjusted Quick Ratio             > 1.50:1.0      _____:1.0        Yes No

All other representations and warranties in the Agreement are true and correct in all material respects on this date, and Borrower represents that there is no existing Event of Default.

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date. Set forth below is a list of material changes to the composition of the Intellectual Property (if no registrations or material changes, state “None”).
_________________________________________________________________________________
______________________________________________________________________________

Sincerely,

ALIMERA SCIENCES LIMITED

________________________
Signature
________________________

Title
________________________

Date

EXHIBIT B
LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS NOON EASTERN TIME

Fax To:     Date: _____________________

LOAN PAYMENT:
ALIMERA SCIENCES LIMITED

From Account #________________________________    To Account #__________________________________________
(Deposit Account #)                        (Loan Account #)
Principal $____________________________________    and/or Interest $________________________________________

Authorized Signature:        Phone Number:
Print Name/Title:

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #________________________________    To Account #__________________________________________
(Loan Account #)                        (Deposit Account #)

Amount of Term Loan $___________________________

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:        Phone Number:
Print Name/Title:

OUTGOING WIRE REQUEST:
Complete only if all or a portion of funds from the loan advance above is to be wired.
Deadline for same day processing is noon, Eastern Time

Beneficiary Name: _____________________________    Amount of Wire: $
Beneficiary Bank: ______________________________    Account Number:
City and State:

Beneficiary Bank Transit (ABA) #:         Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)

Intermediary Bank:         Transit (ABA) #:
For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature: ___________________________    2nd Signature (if required): _______________________________
Print Name/Title: ______________________________    Print Name/Title: ______________________________________
Telephone #:                     Telephone #: _____________________________